UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

CHINA UNITED INSURANCE SERVICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +8862-87126958

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2022, Action Holdings Financial Limited (“AHFL”), a British Virgin Islands company and wholly-owned subsidiary of China United Insurance Service, Inc. (the “Company” or “CUIS”), entered into Amendment 4 (“Amendment 4”) to the Strategic Alliance Agreement (the “Alliance Agreement”) with AIA International Limited Taiwan Branch (“AIATW”) to further revise certain provisions in the Alliance Agreement and the previous amendments to the Alliance Agreement.

On June 10, 2013, AHFL entered into the Alliance Agreement with AIATW, which was later amended by three amendments thereto (the “Former Amendments”). In accordance with the Alliance Agreement and Former Amendments, AHFL and other insurance agency companies or insurance brokerage companies affiliated with AHFL or CUIS have been promoting life insurance products provided by AIATW within the territory of Taiwan and received execution fees from AIATW subject to certain terms and conditions set forth therein, including reaching certain performance targets and threshold 13-month persistency ratios. In accordance with the Alliance Agreement and Former Amendments, the execution fees may be recalculated if certain performance targets are not met by AHFL. The original term of the Alliance Agreement is from April 15, 2013 to August 31, 2018, which was extended to December 31, 2021 by one of the Former Amendments.

On March 15, 2022, AHFL entered into Amendment 4, which, among other things, extended the expiration date of the Alliance Agreement to December 31, 2031. Pursuant to Amendment 4, the sales targets for the remaining contract term under the Alliance Agreement shall be changed by reference to (i) the amount of the value of new business (“VONB”) and (ii) the 13-month persistency ratio as set forth therein, provided that to the extent any underlying insurance contract is revoked, invalidated or terminated and premiums are refunded to such policyholder, the amount of the related VONB shall be correspondingly reduced. Amendment 4 provides that AIATW shall pay the strategic alliance business promotion fee of NTD 50,000,000; however, AHFL shall be required to return certain portions of or all of the business promotion fees within thirty (30) days of receipt of notice provided by AIATW if AFHL fails to meet certain goals set in Table 2 and Table 3 of Amendment 4. The primary factor under formula one focuses on the annual and/or accumulated achievement rate(s), while the primary factor under formula two focuses on the 13-month persistency ratio(s), among others.

An English translation of Amendment 4 is included as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of Amendment 4 does not purport to be complete and is qualified in its entirety by reference to the complete translation of Amendment 4, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Translation of Amendment 4 to the Strategic Alliance Agreement between Action Holdings Financial Limited and AIA International Limited Taiwan Branch dated March 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China United Insurance Service, Inc. (Registrant)

Dated: March 18, 2022	/s/ Yi-Hsiao Mao Yi-Hsiao Mao Chief Executive Officer